EXHIBIT 5.1

LTX CORPORATION

LTX Park at University Avenue

Westwood, Massachusetts 02090

January 13, 2004

Ladies and Gentlemen:

I am General Counsel of LTX Corporation, a Massachusetts corporation (the “Registrant”), and am issuing this opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Registrant with the Securities and Exchange Commission (the “Commission”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the following Registrant securities:

1.	common stock, $0.05 par value per share (the “Common Stock”);

2.	senior debt securities (the “Senior Debt Securities”);

3.	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); and

4.	warrants to purchase Common Stock, Senior Debt Securities or Subordinated Debt Securities (the “Warrants”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $250,000,000.

The Senior Debt Securities may be issued pursuant to an Indenture between the Registrant and a trustee to be named in such Indenture; and the Subordinated Debt Securities may be issued pursuant to an Indenture between the Registrant and a trustee to be named in such Indenture (collectively, the “Indentures”).

Warrants will be issued pursuant to a Warrant Agreement between the Registrant and a bank or trust company as Warrant Agent.

I have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as I have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination, I am of the following opinion:

1.	With respect to the Common Stock, when (i) specifically authorized for issuance by the Registrant’s Board of Directors or an authorized committee thereof (the “Authorizing Votes”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Common Stock have been duly established in conformity with the Registrant’s Articles of Organization and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Registrant and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, (iv) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (v) the Registrant has received the consideration provided for in the Authorizing Votes, the Common Stock will be validly issued, fully paid and non-assessable.

2.	With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Votes, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and (v) the Registrant has received the consideration provided for in the Authorizing Votes, such Debt Securities will constitute valid and legally binding obligations of the Registrant, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.	With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Votes, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, (v) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and (vi) the Registrant has received the consideration provided for in the Authorizing Votes, the Warrants will constitute valid and legally binding obligations of the Registrant, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In connection with my examination of the documents indicated above, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Registrant and others.

I express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts and the federal laws of the United States of America.

It is understood that this opinion is to be used only in connection with the offer and sale of the Common Stock, Debt Securities and Warrants while the Registration Statement is in effect.

This opinion is furnished by me, as counsel to the Registrant, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the Registrant.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Joseph A. Hedal

Joseph A. Hedal General Counsel